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                                                                    EXHIBIT 9(s)

                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated December 30, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, Security Life of Denver Insurance Company, a Colorado life insurance company and ING America Equities, Inc., a Colorado corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                   SCHEDULE A


      FUNDS AVAILABLE UNDER THE              SEPARATE ACCOUNTS                       CONTRACTS FUNDED BY THE SEPARATE
             POLICIES                       UTILIZING THE FUNDS                                  ACCOUNTS
--------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund         Separate Account A1               o    Group Variable Universal Life Insurance
                                                                                   Contracts
--------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund          Separate Account L1               o    FIRST LINE VARIABLE UNIVERSAL LIFE
AIM V.I. Government Securities Fund                                           o    FIRSTLINE II VARIABLE UNIVERSAL LIFE
                                                                              o    STRATEGIC ADVANTAGE VARIABLE
                                                                                   UNIVERSAL LIFE
                                                                              o    STRATEGIC ADVANTAGE II VARIABLE
                                                                                    UNIVERSAL LIFE
--------------------------------------------------------------------------------------------------------------------------



     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:     6/23/98
               -----------------



                                             AIM VARIABLE INSURANCE FUNDS, INC.



Attest:   /s/ NANCY L. MARTIN                By:     /s/ ROBERT H. GRAHAM
       --------------------------               --------------------------------
Name:     Nancy L. Martin                    Name:   Robert H. Graham
Title:    Assistant Secretary                Title:  President


(SEAL)



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                                             SECURITY LIFE OF DENVER INSURANCE
                                             COMPANY



Attest:    /s/ ERIC G. BANTA                 By:     /s/ GARY W. WAGGONER
       --------------------------               --------------------------------
Name:      Eric G. Banta                     Name:   Gary W. Waggoner
       --------------------------               --------------------------------
Title:     Assistant Secretary               Title:  Vice President
       --------------------------               --------------------------------


(SEAL)


                                             ING AMERICA EQUITIES, INC.



Attest:    /s/ SHIRLEY A. KNARR              By:     /s/ CAROL D. HARD
       --------------------------               --------------------------------
Name:      Shirley Knarr                     Name:   Carol D. Hard
       --------------------------               --------------------------------
Title:     Actuarial Officer                 Title:  President
       --------------------------               --------------------------------


(SEAL)





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